UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 12, 2012

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2012, W&T Offshore, Inc. (the “Company”) executed the Second Amendment to the Fourth Amended and Restated Credit Agreement, among the Company, as borrower, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto (the “Amendment” and, together with the Fourth Amended and Restated Credit Agreement, as amended, the “Credit Agreement”) which, among other things, allows for the issuance by the Company of additional senior unsecured indebtedness. Following the Amendment, the Company may issue additional senior unsecured indebtedness; however, the borrowing base under the Credit Agreement will be automatically and simultaneously reduced by $0.25 for every $1.00 increase in unsecured indebtedness in excess of the principal amount of the Company’s Existing Senior Notes (as such term is defined in the Credit Agreement) until such time as the borrowing base has been redetermined or otherwise adjusted pursuant to the Credit Agreement. The Amendment became effective October 12, 2012. All other terms of the agreement remain substantially the same following the Amendment, including the termination date of May 5, 2015, interest rates spreads and covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.
Exhibit 10.1	Second Amendment to the Fourth Amended and Restated Credit Agreement, dated effective as of October 12, 2012, by and among W&T Offshore, Inc, Toronto Dominion (Texas) LLC as agent and various lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 17, 2012	By:	/s/ John D. Gibbons

John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer